Exhibit 2(d)

                         AIRCRAFT CONTRIBUTION AGREEMENT

                  AIRCRAFT CONTRIBUTION AGREEMENT, dated as of April 15, 1997, among Garden L.P. Holding Corp., a Delaware corporation ("GHC"), MSG Eden Corporation, a Delaware corporation ("MSGE"), ITT MSG, Inc., a Delaware corporation ("ITT MSG"), ITT Flight Operations, Inc., a Pennsylvania corporation ("ITTF"), and Madison Square Garden, L.P., a Delaware limited partnership ("MSG").

            WHEREAS MSG is the general partner of MSG;

            WHEREAS GHC is a 49.5% limited partner in MSG;

            WHEREAS ITT MSG is a 49.5% limited partner in MSG;

            WHEREAS MSGE, ITT MSG and GHC are entering into an amended and restated agreement of limited partnership dated as of the date hereof (the "Partnership Agreement"), to set forth, among other things, each partner's rights and obligations with respect to MSG and to provide for the operation of the business of MSG;

            WHEREAS ITTF owns and operates the Aircraft (as defined herein) and the parties hereto desire to cause all of ITTF's right, title and interest in and to the Aircraft to be contributed as a capital contribution to MSG; and

            WHEREAS the parties hereto desire to set forth the terms of, and certain representations, warranties,

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                                                                               2


conditions, covenants and agreements relating to, the contribution of the Aircraft as a capital contribution to MSG.

            NOW, THEREFORE, in consideration of the premises and of the representations, warranties, conditions, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

            1.  Definitions.  For purposes of this Agreement:

            "Aircraft" shall mean the following aircraft together with all appliances, units, components, instruments, appurtenances, accessories, furnishings, and other equipment of whatever nature installed thereon or attached thereto, all as more fully described in the specifications provided to GHC's representatives on or prior to the date hereof:

            Make and Model:                     Boeing 737-400
            Manufacturer's Serial Number:       23976
            U.S. Registration Number:           N37NY
            Country of Registration:            United States
            Make and Model of Engines:          CFM International
                                                CFM-56-3-C1
            Engine Serial Numbers:              Left:  725144
                                                Right: 725163

            "FAA" shall mean the Federal Aviation Administration.

            "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

            2. Aircraft Contribution. (a) Upon the terms and subject to the conditions set forth in this Agreement, on the date agreed by the parties for the consummation of the Aircraft Contribution but in any event not earlier than the effective date of the Partnership Agreement (the "Aircraft Contribution Date"), ITTF and ITT MSG shall cause

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                                                                               3


to be contributed as a capital contribution to MSG or, at the election of MSG, a wholly owned subsidiary corporation to be formed by MSG ("Aircraft Sub"), all of ITTF's right, title and interest in and to the Aircraft (the "Aircraft Contribution").

            (b) The Aircraft contributed to MSG or Aircraft Sub pursuant to
Section 2(a) shall be deemed a capital contribution of property by ITT MSG to MSG with a value of $0 until the expiration unexercised of the Third Year Call Right (as referred to in Section 3.3 of the Partnership Agreement) and $38 million thereafter.

            (c) Manner of Effecting the Aircraft Contribution. On the Aircraft Contribution Date, the Aircraft Contribution shall be effected by the delivery by ITTF to MSG or Aircraft Sub of possession of the Aircraft and a duly executed bill of sale in a form approved by the FAA so as to vest good and marketable title to the Aircraft in MSG, in such form as to permit registration of the Aircraft by MSG or Aircraft Sub in the United States (the "FAA Bill of Sale") and the bill of sale (the "ITTF Bill of Sale") in the form attached hereto as Appendix A, and such other documents and instruments as MSG shall reasonably request, to effect the contribution of the Aircraft as contemplated hereby. Title to the Aircraft shall pass from ITTF to MSG or Aircraft Sub at the place of delivery thereof. ITTF confirms that the foregoing contribution of the Aircraft includes the transfer and assignment to MSG or Aircraft Sub of all rights of ITTF in, to or under all covenants, conditions, warranties, representations and guarantees of manufacturers, suppliers and the like relating to or benefitting the Aircraft. ITTF shall reasonably assist MSG or Aircraft Sub to maintain continuity of warranties for MSG's benefit.

            3. Representations and Warranties of MSG. MSG hereby, represents and warrants to ITTF as follows:

            MSG is a limited partnership duly organized and validly existing under the laws of the State of Delaware. MSG has all necessary power and authority to enter into this

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                                                                               4


Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by MSG, the performance by MSG of its obligations hereunder and the consummation by MSG of the transactions contemplated hereby have been duly authorized by all requisite action on the part of MSG. This Agreement has been duly executed and delivered by MSG, and this Agreement constitutes a legal, valid and binding obligation of MSG enforceable against it in accordance with its terms.

            4. Representations and Warranties of ITTF and ITT MSG. Each of ITTF and ITT MSG hereby represents and warrants to MSG as follows:

            Each of ITTF and ITT MSG is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of ITTF and ITT MSG has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of ITTF and ITT MSG, the performance by each of ITTF and ITT MSG of its obligations hereunder and the consummation by each of ITTF and ITT MSG of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of each of ITTF and ITT MSG. This Agreement has been duly executed and delivered by each of ITTF and ITT MSG, and this Agreement constitutes a legal, valid and binding obligation of each of ITTF and ITT MSG enforceable against each of ITTF and ITT MSG in accordance with its terms.

            5. Representations and Warranties of ITTF. ITTF hereby represents and warrants to MSG as follows:

            (a) Aircraft Condition. Except as provided in the next sentence, the Aircraft is delivered and sold hereunder "as-is", and neither ITTF nor any of its Affiliates nor any of its officers, directors, employees or agents have made, nor shall any of them be deemed to have made, any representations or warranty, express or implied,

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                                                                               5


as to the airworthiness, value, condition, design, operation, merchantability or fitness for use of the Aircraft or engines or any other thing to be delivered hereunder, or as to the quality of the material or workmanship of the Aircraft or any part thereof or as to any other representation or warranty whatsoever, expressed or implied. The Aircraft (i) is and shall be delivered in good operating condition, (ii) has incorporated all United States Airworthiness Directives and manufacturer's mandatory service bulletins with respect to the Aircraft and (iii) has been maintained up to the time of delivery in accordance with FAA Standards for this class of aircraft and Part 91 of the existing FAA regulations.

            (b) The Aircraft. ITTF has good and valid title to the Aircraft free and clear of all liens, claims, encumbrances, security interests, options, charges and restrictions of any kind. At the Aircraft Contribution Date, upon delivery to MSG or Aircraft Sub of the Aircraft and the FAA Bill of Sale and the ITT Bill of Sale in accordance with the terms hereof, good and valid title to the Aircraft will pass to MSG or Aircraft Sub free and clear of any pledges, liens, claims, encumbrances, security interests, options, charges and restrictions of any kind, other than those arising from the acts of MSG, Aircraft Sub, RGC, GHC or any of their respective Affiliates.

            6. Covenants. (a) Antitrust Notification. If necessary in connection with the transactions contemplated hereby, each of MSG, ITTF and ITT MSG covenants and agrees to file or cause to be filed with the Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form, if any, required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. Each of MSG, ITTF and ITT MSG shall furnish to each other such necessary information and reasonable assistance as the others may reasonably request in

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                                                                               6

connection with the preparation of any filing or submission pursuant to this
Section 6. Each of MSG, ITTF and ITT MSG shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request. Each of MSG, ITTF and ITT MSG shall use all reasonable efforts to obtain any necessary clearance required under the HSR Act for the transactions contemplated hereby; provided that MSG shall be solely responsible for any filing fees payable under the HSR Act.

            (b) Delivery of Aircraft; Risk of Loss. Delivery of the Aircraft shall be made to MSG on the Aircraft Contribution Date at Wilmington, Delaware or such other location as shall be agreed upon by the parties. Delivery of the Aircraft shall be evidenced by the execution of a delivery receipt by MSG or Aircraft Sub in customary form reasonably acceptable to ITTF and MSG. Once MSG or Aircraft Sub has executed the delivery receipt and delivered it to ITTF, all risk of loss, damage or destruction to the Aircraft shall pass from ITTF and ITT MSG to MSG or Aircraft Sub. On delivery of the Aircraft, ITTF shall deliver to MSG or Aircraft Sub a valid U.S. Certificate of Airworthiness, and any and all log books, flight manuals, maintenance manuals, writing diagrams, checklists and any other records, paperwork or minor equipment as is normally considered a part of the Aircraft and its records.

            (c) Inspection. Upon receipt of written notice from MSG, ITTF shall make the Aircraft available to MSG at a reasonable time and at a location as agreed among the parties, for a pre-purchase inspection. Such inspection shall be a normal and customary inspection of the Aircraft as to condition, use and operation and the records maintained in connection therewith, by any person designated by MSG, at the expense of MSG.

            (d) Citizenship Affidavit. MSG or Aircraft Sub agrees to, prior to the Aircraft Contribution Date, execute and cause to be filed, an affidavit swearing to its status

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                                                                               7


as a United States citizen in compliance with and as contemplated by the rules and regulations of the FAA.

            7. Conditions to Closing. (a) Conditions to the Obligations of MSG. The obligations of MSG to consummate the transactions contemplated to occur on the Aircraft Contribution Date is subject to the satisfaction (or waiver by MSG) as of the Aircraft Contribution Date of the following conditions:

            (i) The representations and warranties of each of ITT MSG and ITTF made in this Agreement shall be true and correct in all material respects, as of the date hereof and as of the Aircraft Contribution Date as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date). ITT MSG and ITTF shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by each of them by the Aircraft Contribution Date.

            (ii) The parties shall have received all authorizations, consents, orders and approvals of all Federal, state, local or foreign governments or any court of competent jurisdiction, administrative agency or commission or other nongovernmental authority or instrumentality, domestic or foreign (a "Governmental Entity") required in order to consummate the transactions contemplated hereby to occur on the Aircraft Contribution Date. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition shall be in force and have the effect of (A) preventing the consummation of the transactions contemplated hereby to occur on the Aircraft Contribution Date or (B) prohibiting or materially limiting the ownership by MSG or Aircraft Sub of, or compelling MSG or Aircraft

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                                                                               8


      Sub to dispose of or hold separate, the Aircraft, as a result of the transactions contemplated to occur on the Aircraft Contribution Date.

            (iii) There shall not be pending or threatened by any Governmental Entity any action, suit, arbitration, inquiry, proceeding or investigation (an "Action") (or by any other person any Action which has a reasonable likelihood of success), (A) challenging or seeking to restrain or prohibit consummation of the transactions contemplated hereby to occur on the Aircraft Contribution Date, (B) seeking to prohibit or materially limit the ownership by MSG or Aircraft Sub of the Aircraft, or the operation of the Aircraft as contemplated by the parties, or to compel MSG or Aircraft Sub to dispose of or hold separate the Aircraft or (C) seeking to obtain from GHC, MSGE, MSG or any of their subsidiaries or affiliates in connection with such transactions any damages that are material in relation to the value of the Aircraft, in each case as a result of the transactions contemplated hereby to occur on the Aircraft Contribution Date; provided, however, that this condition shall be deemed to be waived by MSG as to any Action (except for any Action by any Governmental Entity) if the sole potential impact of such Action would be a judgment for money damages and ITT MSG and ITTF provides to MSG and its Affiliates complete indemnification in form and substance reasonably satisfactory to MSG with respect to any such Action.

            (b) Conditions to the Obligations of ITTF and ITT MSG. The obligations of ITTF and ITT MSG to consummate the transactions contemplated to occur on the Aircraft Contribution Date is subject to the satisfaction (or waiver by ITTF and ITT MSG) as of the Aircraft Contribution Date of the following conditions:

            (i) The representations and warranties of MSG made in this Agreement shall be true and correct in all material respects, as of the date hereof and as of the

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      Aircraft Contribution Date as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date). MSG shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by it by the Aircraft Contribution Date.

            (ii) The parties shall have received all authorizations, consents, orders and approvals of all Governmental Entities required in order to consummate the transactions contemplated to occur on the Aircraft Contribution Date. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition shall be in force and have the effect of preventing the consummation of the transactions contemplated hereby to occur on the Aircraft Contribution Date.

            (iii) There shall not be pending or threatened by any Governmental Entity any Action (or by any other person any Action which has a reasonable likelihood of success), challenging or seeking to restrain or prohibit consummation of the transactions contemplated hereby to occur on the Aircraft Contribution Date or seeking to obtain from ITTF or ITT MSG or any of their respective Subsidiaries or Affiliates in connection with such transactions any damages that are material in relation to the value of the Aircraft.

            (c) Frustration of Closing Conditions. None of MSG, on the one hand, nor ITTF and ITT MSG, on the other hand, may rely on the failure of any condition set forth in Section 7(a) or 7(b), respectively, to be satisfied if such failure was caused by it or its Affiliate's failure to act in good faith.

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                                                                               9


            8. Miscellaneous. (a) Assignment. Other than the assignment to Aircraft Sub of the right to take title to the Aircraft, this Agreement and the rights and obligations hereunder shall not be assignable by any of the parties hereto without the prior written consent of each other party. Notwithstanding the foregoing sentence, ITTF and ITT MSG shall be entitled to assign all its rights and obligations hereunder to any majority owned Subsidiary or Subsidiaries of ITT Corporation or of ITT Sheraton Corporation, or any direct or indirect parent of ITTF or ITT MSG, if such Subsidiary or Subsidiaries or such parent agrees in writing to be bound by all of the provisions of this Agreement as if such Subsidiary or Subsidiaries or such parent were ITTF or ITT MSG, as the case may be, and upon such assignment the assignee shall be forever discharged and released from any liability or further obligation under this Agreement. Any attempted assignment in violation of this Section 8(a) shall be void.

            (b) No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder.

            (c) Survival of Representations. The representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall survive the Aircraft Contribution Date. ITTF agrees to indemnify, defend and hold harmless GHC, MSGE, MSG, each affiliate of GHC, MSGE and MSG, each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing from and against, and pay or reimburse such persons for, any and all losses, liabilities, claims, damages, demands, costs or expenses (including attorneys' fees and any and all out-of-pocket expenses) whatsoever, arising out of, by reason of or otherwise related to any breach of this Agreement by ITTF or ITT MSG.

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                                                                              11


            (d) Expenses. Whether or not the transactions contemplated hereby are consummated, and except as otherwise specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

            (e) Attorney Fees. If any party to this Agreement shall breach any provision of this Agreement (a "breaching party"), such breaching party shall, on demand, indemnify and hold harmless the other parties and their respective Affiliates for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party or such Affiliates by reason of the enforcement and protection of its rights under this Agreement in respect of such breach. The payment of such expenses is in addition to any other relief to which such other party may be entitled.

            (f) Amendments. No amendment, modification or waiver in respect of this Agreement shall be effective unless it shall be in writing and signed by the party against which it is enforced.

            (g) Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (ii) on the second business day following the date of dispatch if delivered by Federal Express or other nationally reputable next-day courier service or (iii) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below,

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or pursuant to such other instructions as may be designated in writing by the party to receive such notice, as follows:

            (i)  if to MSG,

                 Madison Square Garden, L.P.
                 Two Penn Plaza
                 New York, New York 10121

                 Telefacsimile: (212) 465-6310
                 Attention:  President

            with copies to:

                 Cablevision Systems Corporation
                 One Media Crossways
                 Woodbury, New York 11797

                 Telefacsimile: (516) 496-1780
                 Attention: Robert S. Lemle, Esq.

                 Sullivan & Cromwell
                 125 Broad Street
                 New York, New York 10004

                 Telefacsimile: (212) 558-3588
                 Attention:  John P. Mead, Esq.; and

            (ii)  if to ITTF or ITT MSG,

                 ITT Corporation
                 1330 Avenue of the Americas
                 New York, New York 10019-5490

                 Telefacsimile: (212) 258-1463
                 Attention: Patrick L. Donnelly, Esq.

            (h) Interpretation; Appendixes and Schedules. The headings contained in this Agreement, in any Appendix or Schedule hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this

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                                                                              13


Agreement. All Appendixes and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Appendix but not otherwise defined therein, shall have the meaning given to such term by this Agreement.

            (i) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

            (j) Entire Agreement. This Agreement shall contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

            (k) Brokers' or Finders' Fees. Each party hereto hereby represents and warrants that no brokers or finders have acted for such party in connection with this Agreement or the transactions contemplated hereby and that no brokerage fee, finder's fee or commission is or will become payable in respect thereof and agrees to indemnify the other parties against any claim for any such fee or commission based on such party's actions or alleged actions.

            (l) Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

            (m) Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, covenants, conditions and provisions of this

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Agreement, the party or parties who are or are to be thereby adversely affected, in addition to any and all other rights and remedies at law or in equity, shall have the right of specific performance and injunctive relief giving effect to its or their rights under this Agreement and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss, that the adversely affected party or parties shall be entitled to obtain specific performance and injunctive relief without the necessity of proving irreparable injury or posting bond or other security, and that any defense in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.

            (n) Consent to Jurisdiction. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 8(n). Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such

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                                                                              15


action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

            (o) Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned (i) at the election of ITTF or ITT MSG at any time prior to the Aircraft Contribution Date or (ii) by any party hereto 180 days after the effective date of the Partnership Agreement; provided that no party hereto may terminate this Agreement if it has failed to act in good faith or to cooperate to cause the Aircraft Contribution to occur.


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            (p) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                             GARDEN L.P. HOLDING CORP.,


                                              by /s/ MARC LUSTGARTEN
                                                 ------------------------------
                                                 Name:  Marc Lustgarten
                                                 Title: Vice Chairman

                                             MSG EDEN CORPORATION,


                                              by  /s/ KENNETH W. MUNOZ
                                                  -----------------------------
                                                  Name:  Kenneth W. Munoz
                                                  Title: Executive Vice
                                                          President

                                             ITT MSG INC.,


                                              by  /s/ RICHARD S. WARD
                                                  -----------------------------
                                                  Name:  Richard S. Ward
                                                  Title: President

                                             ITT FLIGHT OPERATIONS, INC.,


                                              by /s/ RICHARD S. WARD
                                                 ------------------------------
                                                 Name:   Richard S. Ward
                                                 Title:  President

                                             MADISON SQUARE GARDEN, L.P.,

                                              by MSG Eden Corporation, as
                                                 general partner


                                              by /s/ KENNETH W. MUNOZ
                                                 ------------------------------
                                                 Name:  Kenneth W. Munoz
                                                 Title: Executive Vice
                                                        President

                                                                      Appendix A

                              Bill of Sale

            For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ITT Flight Operations, Inc., a Pennsylvania corporation ("ITTF"), owner of the full legal and beneficial right, title and interest in and to the Boeing 737-400 aircraft bearing manufacturer's serial number 23976 together with the two (2) CFM56-3C-1 engines bearing manufacturer's serial numbers 725144 and 725163 and all appliances, parts and equipment installed on or furnished with such aircraft and engines (hereinafter collectively referred to as the "Aircraft"), does hereby sell, grant, transfer and deliver all its legal and beneficial right, title and interest in and to the Aircraft, unto [Madison Square Garden L.P., a Delaware limited partnership,] having an office at 2 Pennsylvania Plaza, 14th Floor, New York, NY 10021 ("MSG") and its successors and assigns, to have and to hold the Aircraft forever. This Bill of Sale is executed and delivered to MSG by ITTF pursuant to the terms of an Aircraft Contribution Agreement dated as of April 15, 1997, among ITTF, ITT MSG, Inc. and MSG.

            ITTF does hereby transfer full legal and beneficial right, title and interest in and to the Aircraft unto MSG, free and clear of any and all liens, claims, charges or encumbrances.

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                                                                               2


            This Bill of Sale shall be governed by and shall be construed in accordance with the laws of the State of New York.

            IN WITNESS WHEREOF, ITTF has caused this Bill of Sale to be duly executed the __th day of ______, 1997.

                                    ITT FLIGHT OPERATIONS, INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title: